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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                    (AMENDED)
                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                        Syncronys Alternative Energy, Inc
                          (Formerly Syncronys Softcorp)
                         -------------------------------
                (Name of Registrant As Specified In Its Charter)

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[ ] Fee paid previously with preliminary materials.
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                       Syncronys Alternative Energy, Inc.
                            4990 Highway 22, Suite E
                              Mandeville, LA 70471

                              INFORMATION STATEMENT

(Reverse split 1 share for 10 (amended from formerly 1 for 5) shares of outstanding stock) This report is being amended for a 14C information report filed on August 23, 2007 because an unknown change in the number of issued shares required a revision for the reverse split effective on the same date. The Company also amended form 8K which explained the changes to the acquisition agreement and financial statements for the period ended July 31, 2007.

Introduction

            This is not a request to shareholders for A Proxy and shareholders are not requested to send the Company a proxy. This is an Information Statement that is being filed on or about September 14, 2007 for review by stockholders of record on August 16, 2007.

General

            This Information Statement is being furnished by Syncronys Alternative Energy, Inc. (the "Company") pursuant to Section 14(c) of the Securities Exchange Act of 1934 and Rule 14c-1 there under, to announce that the majority of the shareholders have voted for a roll back of total issued shares in the ratio of 1 share for each 10 shares currently owned.

One for five (1 share for each 10 shares) Reverse Split of Outstanding Shares

            The Board of Directors has approved and the Stockholders owning a majority of the outstanding shares of common stock of the Company on August 16, 2007 have approved a reverse split of the company's common and preferred shares in the ratio of one share for each ten shares previously owned. This Information Statement was approved by the majority vote of Stockholders on August 16, 2007.

Reasons For and Effect of the Reverse Split of Outstanding Shares of the
Company.

            The reverse split of the Company shares outstanding as of August 16, 2007 will stabilize our trading market when we are approved for trading in the near future. This stock split follows the acquisition of 100% of the outstanding shares of Lectric Power Products, Inc. and Public Gas Company, Inc. and the agreement to issue 399,996,584 shares for the acquisition price as reported in its Form 8-K filed with the SEC on August 20, 2007, with an effective date of July 2, 2007. The reverse stock split will allow the Company to issue additional shares of common stock that may be necessary in the future for acquisitions and capital formation. Our current authorization of common shares may not be adequate to accomplish these tasks without the reverse split in place. This action will affect all outstanding shares of the Company's stock, including those issued in the acquisition.

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The reverse split will have the effect of reducing the total outstanding shares from 499,995,730 pre-split shares outstanding to 49,999,573 post-split shares outstanding. 80% of these shares, totaling 39,999,658 of the voting common shares, are held by the Board of Directors. There are no preferred shares outstanding as of the effective date.

Future issuances of additional shares of common or preferred stock, whether pursuant to an acquisition or other corporate transaction, would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. The current reverse split may lessen the effect of such dilution.

Effective Date of Transaction

            The majority shareholders voted on August 16, 2007, after the Vote of the Board of Directors, to make the reversal effective for all shares outstanding on August 16, 2007 even if not yet issued for the transaction. The Board of Directors vote is effective as of August 16, 2007.

Voting Securities

            There were 99,999,146 shares of the Company's common stock outstanding as of July 2, 2007. The company agreed to issue 399,996,584 shares to complete the acquisition that was effective on July 2, 2007. Pursuant to the acquisition of Lectric Power Products, Inc. and Public Gas Company, Inc. (the acquisitions, as reported in the Form 8-K filed by the Company on August 20,
2007) this transaction brought the total number of shares outstanding after the acquisition to 499,995,730 shares. A total of 459,996,070 shares (92%)of the Company's post-acquisition common stock, representing more than the requisite 50% pursuant to Nevada General Corporate Law of the outstanding shares of common stock, approved the reverse split of the outstanding shares.

Description of Securities

Common Stock

            The Company is currently authorized to issue 500,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $.0001. As of August 16, 2007 there were 499,995,730 shares of common stock issued and outstanding that is held by approximately 515 stockholders of record.

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            Each share of our common stock entitles the stockholder to one vote, either in person or by proxy, at meetings of the stockholders. The stockholders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The vote of the stockholders of a majority of the issued and outstanding shares of common stock is sufficient to make certain fundamental corporate changes such as liquidation, reorganization, merger or an amendment to our Articles of Incorporation and to authorize, affirm, ratify or consent to these acts or action, subject to the provisions of Nevada law.

Preferred Stock

            The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.0001, of which no shares are currently issued. The Board of Directors has set the voting powers at 1 vote for each 1 Preferred Share.

Dividend Policy

            Stockholders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available. We have not paid any dividends on earnings since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends on earnings will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Dissenters Rights

            No stockholders of the Company have dissenter's rights regarding the reversal of the outstanding shares due to the majority vote having the power to make such a change.

Other Information

            We file periodic reports, proxy statements and other documents with the Securities and Exchange Commission. You may obtain a copy of these reports by accessing the Securities and Exchange Commission's website at http://www.sec.gov.

Syncronys Alternative Energy, Inc.
By Order of the Board of Directors
September 14, 2007


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